EXHIBIT 99.2

SUPPLEMENT NO. 1 (all impaired classes other than Class 2 – Senior Notes, Preferred
Stock and Common Stock) TO
CONFIDENTIAL OUT-OF-COURT EXCHANGE OFFERING MEMORANDUM AND
SOLICITATION OF CONSENTS AND DISCLOSURE STATEMENT AND
SOLICITATION OF VOTES RELATED TO A PREPACKAGED JOINT PLAN OF
REORGANIZATION

This Supplement No. 1 (this “Supplement No. 1”) supplements the Confidential Out-of-Court Exchange Offering Memorandum and Solicitation of Consents and Disclosure Statement and Solicitation of Votes Related to an In-Court Standby Prepackaged Joint Plan of Reorganization distributed by Capitol Bancorp Ltd., a Michigan corporation (the “Company” or “Capitol”) on June 22, 2012 (the “Offering Memorandum and Disclosure Statement”), relating to the Exchange Offers and the Standby Plan. You should carefully read the Offering Memorandum and Disclosure Statement and this Supplement No. 1 to understand fully the terms of the Exchange Offers and the Standby Plan. Capitalized terms used and not otherwise defined in this Supplement No. 1 have the meanings described in the Offering Memorandum and Disclosure Statement.

This Supplement No. 1 updates information in the Offering Memorandum and Disclosure Statement, and, accordingly, to the extent inconsistent, the information in this Supplement No. 1 supersedes the information contained in the Offering Memorandum and Disclosure Statement. Any statement that is updated or superseded shall not be deemed to constitute a part of the Offering Memorandum and Disclosure Statement except as updated or superseded by this Supplement No. 1. Information contained in the Offering Memorandum and Disclosure Statement and not addressed in this Supplement No. 1 remains unchanged.

ANY BALLOT PREVIOUSLY CAST BY A HOLDER ON THE DEBTORS’ PREPACKAGED JOINT PLAN OF REORGANIZATION DATED JUNE 19, 2012, TO THE EXTENT OTHERWISE VALID, WILL BE COUNTED AS A VOTE TO ACCEPT OR REJECT THE DEBTORS’ AMENDED AND RESTATED PREPACKAGED JOINT PLAN OF REORGANIZATION DATED JULY 5, 2012 UNLESS A NEW BALLOT IN THE FORM ATTACHED TO THIS DISCLOSURE SUPPLEMENT IS CAST BY SUCH HOLDER, IN WHICH CASE ONLY THE NEW BALLOT WILL BE COUNTED AS A VOTE TO ACCEPT OR REJECT THE DEBTORS’ AMENDED AND RESTATED PREPACKAGED JOINT PLAN OF REORGANIZATION DATED JULY 5, 2012, TO THE EXTENT SUCH BALLOT IS OTHERWISE VALID.

Copies of the Offering Memorandum and Disclosure Statement may be obtained at no cost by contacting the information agent, Kurtzman Carson Consultants LLC, 599 Lexington

Avenue, 39th Floor, New York, NY 10022, Telephone:  877-833-4150 or by Email: CapitolBancorpInfo@kccllc.com.

This Supplement No. 1 contains updated information regarding, among other things:

•	the terms of the New Capitol Bancorp Class C Redeemable Common Stock (also known as the HoldCaps Common);

•	the terms of the Class A Common Stock; and

•	the terms of the Series A Preferred.

In addition, on July 6, 2012, distributed to the holders of the Trust Preferred Securities, Supplement No. 1 (“TruPs Supplement No. 1”) to the Confidential Out-of-Court Exchange Offering Memorandum and Solicitation of Consents and Disclosure Statement and Solicitation of Votes Related to an In-Court Standby Prepackaged Joint Plan of Reorganization distributed by Capitol Bancorp Ltd., a Michigan corporation (the “Company” or “Capitol”) on June 22, 2012 (the “Offering Memorandum and Disclosure Statement”), relating to the Exchange Offers and the Standby Plan.

TruPs Supplement No. 1 updates information in the Offering Memorandum and Disclosure Statement, and, accordingly, to the extent inconsistent, the information in this Supplement No. 1 supersedes the information contained in the Offering Memorandum and Disclosure Statement. Any statement that is updated or superseded shall not be deemed to constitute a part of the Offering Memorandum and Disclosure Statement except as updated or superseded by this Supplement No. 1 and TruPs Supplement No. 1.  Information contained in the Offering Memorandum and Disclosure Statement and not addressed in this Supplement No. 1 or TruPs Supplement No. 1 remains unchanged.

TruPs Supplement No. 1 contains updated information regarding, among other things:

•	the terms of the New Capitol Bancorp Class C Redeemable Common Stock (also known as the HoldCaps Common);

•
trusts formed to hold the HoldCaps Common for the benefit of each individual holder of the Private Trust Preferred Securities (i.e., each series of Trust Preferred Securities other than Capitol Trust I and Capitol Trust XII);

•	the terms of the Class A Common Stock;

•	the terms of the Series A Preferred; and

•	the terms of the Standby Plan.

The revisions related to the trusts formed to hold the HoldCaps Common for the benefit of each individual holder of the Private Trust Preferred Securities (i.e., each series of Trust

Preferred Securities other than Capitol Trust I and Capitol Trust XII) and the amendments to the Standby Plan do not directly impact the holders of the Company’s Senior Notes, the holders of the Company’s Series A Preferred Stock and the holders of the Company’s Common Stock.

Copies of TruPs Supplement No. 1 and the Offering Memorandum and Disclosure Statement may be obtained at no cost by contacting the information agent, Kurtzman Carson Consultants LLC, 599 Lexington Avenue, 39th Floor, New York, NY 10022, Telephone:  877-833-4150 or by Email: CapitolBancorpInfo@kccllc.com.  Copies of Supplement No. 1 are also may be accessed through http://www.capitolbancorp.com.

THIS SOLICITATION OF ACCEPTANCES OF THE STANDBY PLAN IS BEING CONDUCTED TO OBTAIN SUFFICIENT ACCEPTANCES OF THE STANDY PLAN PRIOR TO THE FILING OF A VOLUNTARY CASE UNDER APPLICABLE LAW.  BECAUSE NO CASE HAS YET BEEN COMMENCED, NEITHER THIS SUPPLEMENT NO. 1 NOR THE OFFERING MEMORANDUM AND DISCLOSURE STATEMENT HAS BEEN APPROVED BY ANY COURT AS CONTAINING ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(A) OF THE BANKRUPTCY CODE.

* * * * *

In connection with the Standby Plan, this Supplement No. 1 (and all exhibits, schedules and appendices hereto and thereto), the accompanying forms of Ballot and Master Ballot and the related materials delivered together herewith are being furnished to holders of the Company’s Public Trust Preferred Securities pursuant to section 3(a)(9) of the Securities Act and section 1126(b) of the Bankruptcy Code and to holders of the Company’s Private Trust Preferred Securities pursuant to section 4(2) of the Securities Act and section 1126(b) of the Bankruptcy Code.  Only holders of the Private Trust Preferred Securities that are “accredited investors” within the meaning of Rule 501(a) of Regulation D of the Securities Act, are eligible to vote to accept or reject the Standby Plan.

In connection with the Standby Plan, this Supplement No. 1 (and all exhibits, schedules and appendices hereto and thereto), the accompanying forms of Ballot and Master Ballot and the related materials delivered together herewith are being furnished to holders of the Company’s Series A Preferred Stock and the holders of the Company’s Common Stock pursuant to section 3(a)(9) of the Securities Act and section 1126(b) of the Bankruptcy Code and to holders of the Senior Notes pursuant to section 4(2) of the Securities Act and section 1126(b) of the Bankruptcy Code.  Only holders of the Senior Notes that are “accredited investors” (individually, an “Accredited Investor” and collectively, “Accredited Investors”) within the meaning of Rule 501(a) of Regulation D of the Securities Act (each such holder, and each holder of the Company’s Series A Preferred Stock, the Company’s Common Stock, and the Company’s Public Trust Preferred Securities, an “Eligible Holder”), are eligible to vote to accept or reject the Standby Plan.

In connection with the Standby Plan, the TruPS Supplement No. 1 (and all exhibits, schedules and appendices thereto), the accompanying forms of Ballot and Master Ballot and the related materials delivered together herewith are being furnished to holders of the

Company’s Public Trust Preferred Securities pursuant to section 3(a)(9) of the Securities Act and section 1126(b) of the Bankruptcy Code and to holders of the Company’s Private Trust Preferred Securities pursuant to section 4(2) of the Securities Act and section 1126(b) of the Bankruptcy Code.  Only holders of the Private Trust Preferred Securities that are “accredited investors” within the meaning of Rule 501(a) of Regulation D of the Securities Act, are eligible to vote to accept or reject the Standby Plan.

The Voting Record Date for Eligible Holders to vote on the Standby Plan is June 19, 2012 (the “Voting Record Date”).

* * * * *
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities offered hereby or determined if this Offering Memorandum and Disclosure Statement is truthful or complete. Any representation to the contrary is a criminal offense.

The Information Agent, Exchange Agent and Voting Agent is:
Kurtzman Carson Consultants LLC (“KCC”)
599 Lexington Avenue, 39th Floor
New York, NY 10022
Telephone:  877-833-4150
Email: CapitolBancorpInfo@kccllc.com
___________________

Subject to applicable laws and the terms set forth in this Supplement No. 1 and the Offering Memorandum and Disclosure Statement, the Company reserves the right to extend or terminate the Exchange Offers and voting deadlines with respect to the Standby Plan in its sole and absolute discretion, which may be for any or no reason, and otherwise to amend any of the Exchange Offers or the Standby Plan in any respect, other than the holders’ right to withdraw. The Company reserves the right to amend or waive any and all conditions to consummate the Exchange Offers.

In making a decision in connection with the out-of-court Exchange Offers and the in-court Standby Plan, holders of the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock must rely on their own examination of the terms of the Exchange Offers and the Standby Plan, including the risks and merits involved. Holders of the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock should not construe the contents of this Supplement No. 1 as providing any legal, financial, business or tax advice. Each holder of the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock should consult with its own legal, business, financial and tax advisors with respect to any such matters concerning this Supplement No. 1 and the Offering Memorandum and Disclosure Statement, the Exchange Offers and the Standby Plan.

* * * * *

Prior to tendering any Senior Notes and/or Trust Preferred Securities or voting on the Standby Plan, holders of Senior Notes, Trust Preferred Securities the Company’s Series A Preferred Stock and the Company’s Common Stock are encouraged to read and consider carefully this Supplement No. 1.

THE OUT-OF-COURT EXCHANGE OFFERS AND VOTES ON THE IN-COURT STANDBY PREPACKAGED JOINT PLAN OF REORGANIZATION WILL EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON JULY 27, 2012 (THE “EXPIRATION TIME” OR “VOTING DEADLINE”, AS APPLICABLE), UNLESS EXTENDED AS DESCRIBED HEREIN.  ONCE ANY SENIOR NOTES AND/OR TRUST PREFERRED SECURITIES AND HOLDERS OF TRUST PRFERRED SECURITES HAVE BEEN TENDERED OR VOTES TO ACCEPT OR REJECT THE IN-COURT STANDBY PLAN HAVE BEEN MADE, THEY MAY NOT BE WITHDRAWN OR REVOKED, SUBJECT TO APPLICABLE LAW OR AS OTHERWISE SPECIFIED HEREIN; PROVIDED THAT, IF EITHER THE EXPIRATION TIME OR VOTING DEADLINE (AS APPLICABLE) HAS BEEN EXTENDED PAST AUGUST 10, 2012, HOLDERS SHALL HAVE THE RIGHT TO WITHDRAW THEIR TENDERS AND VOTES RESPECTIVELY. IF THE OUT-OF-COURT EXCHANGE OFFERS ARE SUCCESSFUL, THE VOTES TO ACCEPT OR REJECT THE IN-COURT STANDBY PLAN WILL BE OF NO EFFECT.

July 6, 2012

REVISED TERMS OF THE NEW CAPITOL BANCORP CLASS C COMMON STOCK ALSO KNOWN AS THE HOLDCAPS COMMON, THE CLASS A COMMON
AND THE SERIES A PREFERRED

The terms and conditions of the New Capitol Bancorp Class C Redeemable Common Stock (the “HoldCaps Common”), the Class A Common and the Series A Preferred as described in the Offering Memorandum and Disclosure Statements are amended in their entirety as set forth below.  The redemption price related to the HoldCaps Common will be paid in shares of the Class B Common rather than cash.  In addition, upon the redemption of the HoldCaps Common, shares of the Class A Common shall automatically convert into shares of the Class B Common on a 1:1 basis (as adjusted for any stock splits on the Class B Common) based upon the number of increased votes that the holders of the Class C Redeemable Common received as a result of the redemption.  Finally, the redemption of the HoldCaps Common discussed herein will be subject to certain limitations designed to ensure compliance with certain regulations promulgated by the Board of Governors of the Federal Reserve Bank (the “Federal Reserve”).  The terms of the Series A Preferred have been revised to modify the terms and conditions of the price paid to the holders of the Series A Preferred upon redemption or liquidation – see description under the heading Series A Preferred below.

This Supplement No. 1 updates information in the Offering Memorandum and Disclosure Statement, and, accordingly, to the extent inconsistent, the information in this Supplement No. 1 supersedes the information contained in the Offering Memorandum and Disclosure Statement. Any statement that is updated or superseded shall not be deemed to constitute a part of the Offering Memorandum and Disclosure Statement except as updated or superseded by this Supplement No. 1. Information contained in the Offering Memorandum and Disclosure Statement and not addressed in this Supplement No. 1 remains unchanged.

On the Effective Date, Reorganized Capitol Bancorp shall adopt the First Amended and Restated Articles of Incorporation (including the Certificate of Designations for the Series A Preferred) in the form of Annex H attached hereto, and shall file the First Amended and Restated Articles of Incorporation with the State of Michigan Department of Licensing and Regulatory Affairs.

HoldCaps Common

Five Million (5,000,000) shares of Common Stock shall be designated as Class C Redeemable Common Stock (“Class C Redeemable Common”).  The Class C Redeemable Common shall have 0.1469 of a vote per share and shall be redeemable in accordance with the rights described below.  Except with respect to voting power, dividends and redemption rights described below, the Class C Redeemable Common, the Class A Common and Class B Common shall in all respects carry the same rights and privileges (including in respect of distributions upon any dissolution, liquidation or winding up of the Company) and be treated the same (including in any merger, consolidation, share exchange or other similar transaction). The Company shall not be entitled to redeem the Class C Redeemable Common unless, prior the notice of redemption described below, the Company has received a written fairness opinion or other valuation report from a valuation firm or investment banking firm of national reputation and experience in the regulated financial services industry indicating that the exchange ratio to be utilized in any such proposed redemption of the Class C Redeemable Common is fair from a financial point of view to the holders of the Class B Common.  The following provisions shall also apply to the terms of the Class C Redeemable Common:

The Class C Redeemable Common is not subject to any mandatory redemption, sinking fund or other similar provisions.  The Class C Redeemable Common is not redeemable prior to the fourth (4th) anniversary of the issuance date of such Class C Redeemable Common and will not be redeemable by the Company after such date unless dividends payable on shares of the Preferred Stock have been declared and paid in full to the holders of such Preferred Stock. On and after that date, the Class C Redeemable Common will be redeemable at the option of the Company, in whole or in part, at the Redemption Price (as defined below) for each share.  Holders of the Class C Redeemable Common will have no right to require the redemption or repurchase of the Class C Redeemable Common. Shares of the Class C Redeemable Common may not be transfer by any holder without the prior written consent of the Company for a period of twenty-four (24) months following the initial issuance of the Class C Redeemable Common.  For the purposes of the Class C Redeemable Common, “transfer” shall mean any direct or indirect sale, acquisition, transfer, assignment, conveyance, pledge, or other disposition. A transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) other than the grant of an option by the Company or the modification, amendment or adjustment of an existing option granted by the Company.

Until the Company sends out a notice to all of the holders of the Class C Redeemable Common informing such holders of a notice of redemption of all of the shares of the Class C Redeemable Common (the “Fall Away Date”), unless as to a dividend payment date cash dividends equal to ninety-five percent (95%) of all of the cash dividends declared and paid on any of the Common Stock for such dividend period have been declared and paid to the holders of the Class C Redeemable or declared and a sum sufficient for the payment of those dividends declared on the Class C Redeemable Common has been set aside for the dividend period then ending, the Company will not, during such dividend period, declare or pay any dividend on (other than with respect to a 382 Rights Plan or Preferred Stock), make any distributions relating to any Common Stock, junior securities or parity securities of the Company.  Effective as of the closing by the Company of the redemption contemplated by the notice that triggered the Fall Away Date (even if shares of the Class C Redeemable Common remain outstanding as a result of the provisions relating to the Federal Reserve below): (i) the dividend rights on shares of the Class C Redeemable Common shall be identical to the Class A Common and the Class B Common and thereafter the Class C Redeemable Common shall no longer be entitled to receive to ninety-five percent (95%) of all of the cash dividends declared and paid on any of the Common Stock; and (ii) the formula contemplated by the Redemption Price shall be of no further force and effect except that the Company shall be obligated to issue shares of Class B Common in excess of the limitations relating to the Federal Reserve below.

Until the Fall Away Date, the Company will not redeem, purchase or acquire any Common Stock (except with respect to a liquidation payment), junior securities or parity securities of the Company or make any guarantee payment with respect thereto, other than:

•  purchases, redemptions or other acquisitions of shares of the Company’s securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•  purchases of shares of the Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

•  as a result of an exchange or conversion of any class or series of the Company’s securities for any other class or series of the Company’s securities (provided that such exchange or conversion shall not result in the exchange of securities pari passu or junior to the Class C Redeemable for securities senior to Class C Redeemable); or

•  the purchase of fractional interests in shares of the Company’s  securities pursuant to the conversion or exchange provisions of the Company’s securities or the security being converted or exchanged.

The foregoing restriction, however, will not apply to (i) any of the rights of the Preferred Stock (unless expressly provided for in the terms of such Preferred Stock) or (ii) any of the Company’s securities with respect to dividends paid by the Company where the dividend stock being paid is the same stock as that on which the dividend is being paid or involves a distribution of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company.

If any shares of the Class C Redeemable Common are to be redeemed the following provisions set forth the procedures for redemption of the Class C Redeemable Common:

•  A notice of redemption (which may be contingent upon the occurrence of a future event) shall be mailed, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, addressed to the holders of record of the Class C Redeemable Common at their addresses as they appear on the Company’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any shares of the Class C Redeemable Common except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Class C Redeemable Common may be listed or admitted to trading, each notice shall state: (A) the Redemption Date; (B) the Redemption Price; (C) the number of shares of Class C Redeemable Common to be redeemed and, if fewer than all the shares of Class C Redeemable Common held by such holder are to be redeemed, the number of such shares of Class C Redeemable Common to be redeemed from such holder; (D) the place or places where the certificates, if any, evidencing the shares of Class C Redeemable Common are to be surrendered for payment of the redemption price; (E) that dividends on the shares of Class C Redeemable Common to be redeemed will cease to accrue on such redemption date except as otherwise provided herein; and (F) the per share price of the Class B Common used to calculate the exchange ratio for the payment of the Redemption Price.

•  The Redemption Price for the Class C Redeemable Common will be paid solely in shares of Class B Common.  For purposes of clarity, the holder of the redeemed Class C

Redeemable Common shall in no event be required or permitted to tender any consideration other than Class C Redeemable Common shares to the Company with respect to the issuance of Class B Common by the Company in redemption thereof.  The formula used to calculate the exchange ratio when determining how many shares of the Class B Common will be issued for each share of the Class C Redeemable Common so redeemed will be based upon the Average VWAP for the five (5) consecutive trading day period ending on and including the second trading date immediately preceding the public announcement of such redemption.

•  If fewer than all the outstanding shares of the Class C Redeemable Common are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata (as nearly as practicable without creating fractional shares) or by any other equitable method the Company may choose.

•  At its election, the Company, prior to a Redemption Date, may irrevocably deposit the Redemption Price (including declared and unpaid dividends to the Redemption Date, if any) of the Class C Redeemable Common so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Class C Redeemable Common to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any shares of Class B Common so deposited which remain unclaimed by the holders of the Class C Redeemable Common at the end of two years after the redemption date shall be returned by such bank or trust company to the Company.

Each holder of the Class C Redeemable Common shall, upon request of the Company, furnish the Company information as to such holder’s actual and constructive ownership for tax purposes of any of the Company’s stock that is reasonably relevant to the Company’s determination of whether withholding is required under applicable law; provided that if the holder does not furnish the Company such information within sixty (60) days of the Company’s request, then the holder shall be deemed to have represented that it does not actually or constructively own for tax purposes stock in the Company other than the Class C Redeemable Common that it received on the effective date of the original issuance of the Class C Redeemable Common.  For purposes of clarity, each holder of the Class C Redeemable Common shall timely provide all tax forms to the Company that are relevant to the determination of whether tax withholding is required.

Notwithstanding anything to the contrary contained herein, no holder of the Class C Redeemable Common will be entitled to receive shares of Class B Common upon redemption to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder) (which, if allowed under applicable law, shall be beneficiaries of any trust that holds shares of the Class C Redeemable Common) of more than 9.9% of votes attributable to the shares of the Common Stock outstanding at such time (a “Federal Reserve Restriction”).  Any purported delivery of shares of Class B Common upon redemption of Class C Redeemable Common shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the redeemed Class C Redeemable Common holder becoming the beneficial owner of more than 9.9% of votes attributable to the shares of the Common Stock outstanding at such time. The limitations contained herein shall apply to any successor holder of shares of Class C Redeemable Common.

In the event a Federal Reserve Restriction is triggered, the shares of Class B Common that such holder would have received in the redemption had the Federal Reserve Restriction not been triggered shall be set aside by the Company (the “Class B Excess Shares”).  The Company shall set aside all Class B Excess Shares and promptly deliver the Class B Excess to the holder of Class C Redeemable Common that triggered a Federal Reserve Restriction (each a “Restricted Holder”) upon the earlier of (1) date the such Restricted Holder receives approval from the Federal Reserve to acquire the Class B Excess Shares or (2) the date on which such Restricted Holder has sold a sufficient number of the Class B Shares so as to permit such Restricted Holder to acquire the Class B Excess shares without again triggering the Federal Reserve Restriction.  In the event any Restricted Holder sells shares of Class C Redeemable Common, the new holder of shares of the Class C Redeemable Common shall be entitled to receive the maximum number of the Class B Excess Shares without triggering the Federal Reserve Restriction.

For purposes of the HoldCaps Common, the following definitions shall apply:

“382 Rights Plan” means a shareholder rights plan designed to preserve the utilization of tax benefits and assets and the associated declaration, issuance and exercise of related securities (including rights and shares of a new series of junior participating preferred stock).

“Average VWAP” during a period means the simple arithmetic average of VWAP for each trading day during that period.

“Calculation Date” means the last day of the fiscal quarter immediately preceding the Redemption Date.

“Plan Adjustment Value” means the greater of (A) zero (0), and (B) Fifty Million Dollars ($50,000,000) minus the result obtained by multiplying (i) Tangible Net Asset Value as of the Plan Calculation Date by (ii) the result of dividing (a) the total number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date by (b) the total number of shares of Class A Common, Class B Common and Class C Redeemable Common issued and outstanding as of the Plan Calculation Date.

“Plan Calculation Date” means the first business day on which all conditions to the Company’s Joint Plan of Reorganization’s (the “Plan”) confirmation and effectiveness of the Plan in Article IX of the Plan have been satisfied or waived and on which the Plan is consummated.

“Redemption Date” means any date specified by the Company that is at least four (4) years after the date of issuance of the Class C Redeemable Common and noticed to the holders of Class C Redeemable Common at least ten (10) days in advance of such redemption.

“Redemption Price” shall equal the greater of (i) Fifty Million Dollars ($50,000,000) divided by the number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date, and (ii) the sum of (a) the Tangible Net Asset Value (as defined below) of the Company as of the Calculation Date divided by the total number of shares of Class A Common, Class B Common and Class C Redeemable Common issued and outstanding as of the Calculation Date, and (b) the Plan Adjustment Value divided by the number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date.

“Tangible Net Asset Value” means total assets minus (i) intangible assets, (ii) deferred tax assets, (iii) the aggregate liquidation value of the issued and outstanding Preferred Stock and (iv) total liabilities, in each case, calculated by the Company on a consolidated basis in accordance with generally accepted accounting principles (“GAAP”).  For the avoidance of doubt and notwithstanding any provision of GAAP to the contrary, Tangible Net Asset Value shall be calculated net of goodwill and deposit premiums.

“Trading Market” means any of the following markets or exchanges on which the Class B Common is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” for any day means, for any date, the price determined by the first of the following clauses that applies: (1) if the Class B Common is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class B Common for such date (or the nearest preceding date) on the Trading Market on which the Class B Common is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (2) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Class B Common for such date (or the nearest preceding date) on the OTC Bulletin Board, (3) if the Class B Common is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Class B Common are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class B Common so reported, or (4) in all other cases, the fair market value of a share of Class B Common as determined by an independent appraiser selected in good faith by the Board of Directors of the Company.

Capitalization of Reorganized Debtors

Following the reorganization and pursuant to the Standby Plan, the Company’s amended and restated articles of incorporation will authorize One Hundred Ten Million and Two Hundred Thousand (110,200,000) shares consisting of (i) Two Hundred Thousand (200,000) shares of Preferred Stock, no par value per share (the “Preferred Stock”) and (ii) One Hundred Ten Million (110,000,000) shares of Common Stock, no par value per share (the “Common Stock”).

The Common Stock will be divided into three classes:  New Capitol Bancorp Class A Common Stock (as used herein, “Class A Common”), New Capitol Bancorp Class B Common Stock (“Class B Common”) and the HoldCaps Common (described above).

Class A and Class B Common

The Class A Common shall consist of Five Million (5,000,000) shares, each of which will have 4.1932 votes on all matters before the Company’s securityholders.  The Class A Common will have a Standby Plan value of approximately $15,333,360, and, immediately following the Effective Date, the Company anticipates that approximately 766,668 shares of Class A Common will be issued and outstanding.  The following provisions shall also apply to the terms of the Class A Common:

•  Effective as of the close of business on each date that the Company closes on a redemption of the Class C Redeemable Common as contemplated above, a number of shares (or fractional shares) of the Class A Common shall automatically convert into shares of the Class B Common on a 1:1 basis (as adjusted for any stock splits on the Class B Common) based upon the number of increased votes that the holders of the Class C Redeemable Common received as a result of the redemption.  For example, if one hundred (100) shares of Class C Redeemable Common are redeemed by the Company in accordance with the discussion above, such holders of the Class Redeemable Common so redeemed would receive an increase in the number of votes attributable to the shares of Class C Redeemable Common that were so redeemed equal to 85.31 votes. Accordingly the number of shares of Class A Common to be converted into Class B Common would be 26.716 shares of Class A Common which would be converted on a 1 for 1 basis into 26.716 shares of the Class B Common.  Fractional shares of the Class B Common may be issued to the holders of such Class A Common.

•  In the event that a holder of the Class A Common fails to surrender the required certificates for Class A Common shares held of record by the holder within 30 days after delivery of the Company’s notice to the holders of the Class A Common of a conversion event, the Company shall, by written notice to the holder, indicate which shares have been converted pursuant to this conversion.

•  Effective immediately prior to the close of business on any conversion date with respect to any share of the Class A Common, dividends shall no longer be declared on any such converted shares of the Class A Common and such shares of the Class A Common shall cease to be outstanding.

•  Shares of the Class B Common duly converted will resume the status of authorized and unissued Class A Common and available for future issuance.  The Company may, from time to time, take such appropriate action as may be necessary to reduce the authorized number of shares of the Class A Common.

•  The person or persons entitled to receive the shares of the Class B Common issuable upon conversion of the shares of Class A Common shall be treated for all purposes as the record holder(s) of such shares of Class B Common as of the close of business on the applicable conversion date with respect thereto.  In the event that any holder shall not by written notice designate the name in which shares of the Class B Common to be issued or paid upon conversion of such shares of the Class A Common should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on the records of the Company.

•  As to any conversion date of the Class A Common with respect to any shares of the Class A Common, certificates representing shares of the Class B Common shall be issued and delivered to the holder thereof or the holder’s designee upon presentation and surrender of the certificate evidencing the shares of the Class A Common to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

The Class B Common shall consist of One Hundred Million (100,000,000) shares, each of which will have one (1) vote on all matters before the Company’s securityholders.  The Class B Common will have a Standby Plan value of approximately $77,666,640, and, immediately following the Effective Date, the Company anticipates approximately 3,883,332 shares of Class B Common will be issued and outstanding.  Except with respect to voting rights, the shares of Class A Common and Class B Common will be equal in all respects.

Series A Preferred

Up to seventy-five thousand (75,000) shares of the Preferred Stock will be designated as Series A Preferred Stock (the “Series A Preferred”).  The Series A Preferred will have no maturity and no preemptive or conversion rights.  The Standby Plan Value of the Series A Preferred is approximately $45,000,000 – though this amount may be significantly higher or lower depending on a number of factors, including but not limited to the input of the Company’s primary regulators, the need for capital in the subsidiary banks, the appetite of investors, tax considerations and the price at which the Company may bulk sale certain non performing assets.  The Series A Preferred will also contain the features described below.

Dividends

Dividends on the Series A Preferred will be cumulative and will be payable quarterly in arrears, but only when, as and if declared by the board of directors, on January 15, April 15, July 15 and October 15 of each year (each, a “Dividend Payment Date”) commencing on January 15, 2013.  Dividends will accrue and be payable at a fixed rate equal to the market rate for such instruments, which is expected to be 10% per annum (but may be higher or lower), and shall accumulate to the extent not paid on the Dividend Payment Date first following the dividend period for which they accrue. As used herein, the term “accrued” with respect to dividends includes both accrued and accumulated dividends.

Dividend Stopper

So long as any share of Series A Preferred remains outstanding, (1) no dividend or interest shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any parity securities or junior securities (other than a dividend payable solely in shares of junior securities) and (2) no shares of parity securities or junior securities or trust preferred securities shall be purchased, redeemed or otherwise acquired by the Company, directly or indirectly. The foregoing limitations shall not apply: (i) to any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; (ii) to conversions into or exchanges for other junior securities and cash solely in lieu of fractional shares of the junior securities; or (iii) the redemption of shares of the Company’s Class C Redeemable Common for shares of the Class B Common if all of the dividends payable to holders of the Series A Preferred have been declared and paid to the holders of the Series A Preferred in full.

In addition so long as any shares of Series A Preferred remain outstanding, no dividends shall be declared or paid or set aside for payment on any parity securities for any period (other than with respect to a 382 rights plan) unless full dividends on all outstanding shares of Series A Preferred for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding shares of Series A Preferred. To the extent the Company declares dividends on the Series A Preferred and on any parity securities but does not make full payment of such declared dividends, the Company shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series A Preferred and the holders of any parity securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Company shall allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Series A Preferred and all parity securities bear to each other.

Redemption

The Series A Preferred is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series A Preferred is not redeemable prior to January 15, 2017. On and after that date, Series A Preferred will be redeemable at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) $1,000 per share, (ii) any accrued and unpaid dividends, whether or not declared in any prior dividend period and (iii) any unpaid dividends for the dividend period in which the redemption date occurs (whether or not declared) calculated at the dividend rate on the basis of a full dividend period multiplied by a fraction, the numerator of which is the number of days in such dividend period prior to the redemption date, and the denominator of which is the total number of days in such dividend period.  Holders of Series A Preferred will have no right to require the redemption or repurchase of Series A Preferred. Notwithstanding the foregoing, at any time following the occurrence of a regulatory capital treatment event, the Company, at its option, may redeem, all (but not less than all) of the shares of the Series A Preferred at the time outstanding, at a redemption price equal to the sum of (i) $1,000 per share, (ii) any accrued and unpaid dividends, whether or not declared in any prior dividend period and (iii) any unpaid dividends for the dividend period in which the redemption date occurs (whether or not declared) calculated at the dividend rate on the basis of a full dividend period multiplied by a fraction, the numerator of which is the number of days in such dividend period prior to the redemption date, and the denominator of which is the total number of days in such dividend period.

Any redemption of the Series A Preferred is subject to the Company’s receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the

Series A Preferred.  The Company may redeem the HoldCaps Common at any time without penalty or additional consideration to the holders of Series A Preferred.

Liquidation Rights

Upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, holders of the Series A Preferred will be entitled to receive, out of the Company’s assets that are legally available for distribution to shareholders, before any distribution is made to holders of the Company’s Common Stock or other junior securities, a liquidating distribution in an amount equal to the sum of (i) $1,000 per share, (ii) any accrued and unpaid dividends, whether or not declared in any prior dividend period and (iii) any unpaid dividends for the dividend period in which the liquidation date occurs (whether or not declared) calculated at the dividend rate on the basis of a full dividend period multiplied by a fraction, the numerator of which is the number of days in such dividend period prior to the liquidation date, and the denominator of which is the total number of days in such dividend period, before any distribution of assets is made to the holders of the Common Stock or any other junior securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Company.

Voting Rights

Holders of the Series A Preferred will have no voting rights, except with respect to certain fundamental changes in the terms of the Series A Preferred and certain other matters. In addition, if dividends on the Series A Preferred are not paid in full for seventeen (17) dividend periods, whether consecutive or not, the holders of the Series A Preferred, acting as a class with any other parity securities having similar voting rights, will have the right to elect two directors to the Company’s board. The terms of office of these directors will end when the Company has paid or set aside for payment full quarterly dividends for four consecutive dividend periods.

Ranking

The Series A Preferred will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, senior to the Company’s Common Stock and each other class or series of preferred stock the Company may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred as to dividend rights and rights on liquidation, winding up and dissolution of the Company.

Post-Restructuring Equity Capitalization
(assumes Equity Infusion of $115m, actual amount may range from $70mm to $115mm*)

Class	Standby Plan Value/New Investment Value	Voting %**	Economic %**	Shares of Class A Common	Shares of Class B Common	Shares of HoldCaps Common	Shares of New Series A Preferred
Senior Notes	$7,000,000.00	14.7%	4.9%	233,450	116,550	-0-	-0-
Trust Preferred Securities	$50,000,000.00	4.9%	34.9%	-0-	-0-	2,500,000	-0-
Series A Preferred	$1,000,000.00	2.1%	.7%	33,350	16,650	-0-	-0-
Existing Common Shares	$15,000,000.00	31.4%	10.5%	500,250	249,750	-0-	-0-
Equity Infusion	$115,000,000.00	46.9%	48.9%	-0-	3,500,000	-0-	45,000
Total:	$143,000,000.00	100%	100%	767,050	3,882,950	2,500,000	45,000
* The above share numbers assume a per share value at the time of issuance of $20.00 per share for each of the Class A Common, the Class B Common and the Class C Redeemable Common and $1,000 per share for each share of the Series A Preferred.
** The percentages above are approximate.  The discrepancy in the voting % and the economic % results from the different voting rights attributable to the shares of the Class A Common Stock (4.1932 votes per share), the Class B Common Stock (1 vote per share) and the Class C Redeemable Common Stock (.1469 votes per share).

•
Holders of the approximately $7 million outstanding in Senior Notes would receive $7 million in Standby Plan value consisting of 1/3 in the form of New Capitol Bancorp Class B Common and 2/3 in the form of New Capitol Bancorp Class A Common, representing an estimated recovery of 100%1;

•	Holders of the $151.3 million outstanding in Trust Preferred Securities would receive $50 million2 in Standby Plan value consisting of New Capitol Bancorp

1 There is currently $8.4 million in outstanding principal amount of Senior Notes; however, pursuant to the Company’s pending agreement to sell its equity interests in Bank of Michigan, approximately $1.6 million in principal amount could be discharged if, as expected, the deal is consummated in July of 2012.  In the event that the sale does not close prior to consummation of the Exchange Offers or the Effective Date of the Standby Plan, the additional $1.6 million in outstanding principal amount would receive additional shares of New Capitol Bancorp Class A Common and Class B Common, and would reduce the amount of such securities received by the pre-petition common equity accordingly.  For purposes of the tables set forth herein, the Company assumes approximately $7 million in Senior Notes will be outstanding as of the Effective Date.  The Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued to Holders of Senior Notes and the Company’s Common Stock is in the aggregate approximately 95.65% of the total Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued pursuant to the Plan.   The Plan Value and voting power of the New Capitol Bancorp Class B Common Stock to be issued to Holders of Senior Notes and the Company’s Common Stock is in the aggregate approximately 9.44% of the total Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued pursuant to the Plan.

2 The Standby Plan value of the HoldCaps Common will be $50 million on the Effective Date, based upon the valuation set forth herein.  Based on the Projections, and subject to the assumptions therein, if the HoldCaps Common are redeemed in 2016, the holders would receive approximately $80 million in cash.

          Class C Redeemable Common Stock (“HoldCaps Common”)3, representing an estimated recovery of approximately 33%;
•
Holders of the $5 million outstanding with respect to the Company’s Series A Preferred would receive $1,000,000 in Standby Plan value consisting of 2/3 in the form of New Capitol Bancorp Class A Common and 1/3 in the form of New Capitol Bancorp Class B Common, representing an estimated recovery of 20%.

•
Holders of the Company’s Common Stock would receive $15 million in Standby Plan value consisting of shares, 1/3 in the form of New Capitol Bancorp Class B Common and 2/3 in the form of New Capitol Bancorp Class A Common.

3 HoldCaps Common are a redeemable security developed by Vik Ghei and Misha Zaitzeff which are described in more detail under “Capitalization of Restructured Debtors” below.

IMPORTANT DATES

Holders of the Senior Notes and/or Trust Preferred Securities should take note of the following important dates in connection with the out-of-court Exchange Offers and the solicitation of votes on the in-court Standby Plan:

Date	Calendar Date and Time	Event
Voting Record Date	June 19, 2012	The date to determine holders entitled to vote to accept or reject the Standby Plan.

Expiration Time and Voting Deadline	5:00 p.m., Eastern Daylight time, on July 27, 2012, unless extended as described herein.
The last day for holders to (i) tender their Senior Notes and Trust Preferred Securities in the Exchange Offers, and (ii) vote to accept or reject the Standby Plan. The Senior Notes and Trust Preferred Securities tendered may not be withdrawn once tendered and the votes to accept or reject the Standby Plan may not be revoked once submitted to the Voting Agent, subject to applicable law or as otherwise specified herein; provided that, if either the Expiration Time or Voting Deadline, as applicable, has been extended past August 10, 2012, holders shall have the right to withdraw their tenders and votes respectively.

Settlement Date	Promptly after the date on which the Expiration Time, as may be extended, occurs.	The Eligible Holders that tender their Senior Notes and Trust Preferred Securities in the Exchange Offers will receive shares of Series B Preferred Stock.

REQUESTS FOR ASSISTANCE

If you have any questions or need assistance in connection with the Exchange Offers or the solicitation of votes on the Standby Plan, you may contact Vik Ghei, Misha Zaitzeff or the Company’s President, Cristin Reid.

Vik Ghei:  (917) 740-8450
Misha Zaitzeff:  (917) 409-8555
Cristin Reid:  (517) 487-6555

We have also engaged Kurtzman Carson Consultants LLC (the “Information Agent” and/or the “Exchange Agent” and/or the “Voting Agent”) at the following address and telephone number:

Kurtzman Carson Consultants LLC (“KCC”)
599 Lexington Avenue, 39th Floor
New York, NY 10022
Telephone:  877-833-4150
Email: CapitolBancorpInfo@kccllc.com

The Company’s legal advisor is Honigman Miller Schwartz and Cohn LLP.  They can be contacted at:

Honigman Miller Schwartz and Cohn LLP
Columbia Plaza
350 East Michigan Avenue, Suite 300
Kalamazoo, Michigan 49007-3800
Attn:  Phillip D. Torrence, Esq.
Direct: (269) 337-7702
Fax: (269) 337-7703

Annex H

First Amended and Restated Articles of Incorporation of Capitol Bancorp Ltd.
and

Certificate of Designations
of
Series A Cumulative Perpetual Preferred Stock
of
Capitol Bancorp Ltd.

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY) This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name Phillip D. Torrence Honigman Miller Schwartz and Cohn LLP
Address 350 East Michigan Avenue, Suite 300
City State Zip Code Kalamazoo Michigan 49007	EFFECTIVE DATE:

Document will be returned to the name and address you enter above
If Left Blank Document Will Be Mailed To The Registered Office.

FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CAPITOL BANCORP LTD.

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Amended and Restated Articles of Incorporation:

    1.           The present name of the corporation is Capitol Bancorp Ltd.

    2.           The identification number assigned by the bureau is 246688.

    3.           The date of filing the original Articles of Incorporation was November 27, 1985.

The following Amended and Restated Articles of Incorporation supersede the Articles of Incorporation and shall be the Articles of Incorporation of Capitol Bancorp Ltd.:

First Amended and Restated Articles of Incorporation
of Capitol Bancorp Ltd. - 1

ARTICLE I.
Name

The name of this corporation is Capitol Bancorp Ltd. (the “Corporation”).

ARTICLE II.
Purpose

The purpose or purposes for which the Corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act, as amended (the “Act”), and specifically, but not in limitation of the foregoing, to be a bank holding company under the Bank Holding Company Act of 1956, as amended, and to engage in, or acquire an interest in other companies which engage in, activities closely related to banking as such activities are defined by the Board of Governors of the Federal Reserve System.

ARTICLE III.
Registered Office and Resident Agent

The street and mailing address of the registered office is Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933.  The name of the resident agent at the registered office is Cristin Reid.

ARTICLE IV.
Authorized Stock and Relative Rights

A.  Authorized Capital Stock.  The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is One Hundred Ten Million, Two Hundred Thousand (110,200,000) shares consisting of (i) Two Hundred Thousand (200,000) shares of Preferred Stock, no par value per share (the “Preferred Stock”) and (ii) One Hundred Ten Million (110,000,000) shares of Common Stock, no par value per share (the “Common Stock”).

B.  Classes of the Common Stock. The Common Stock shall be divided into the following three (3) classes:

       1.   The Class A Common Stock.  Five Million (5,000,000) shares of the Common Stock shall be designated as Class A Common Stock (“Class A Common”).  The Class A Common shall have 4.1932 votes per share, and each share of Class A Common shall be equal to every other share of Class A Common.  The following provisions shall also apply to the terms of the Class A Common:

           (a)   Effective as of the close of business on each date that the Corporation closes on a redemption of the Class C Redeemable Common as contemplated by Section 3 below, a number of shares (or fractional shares) of the Class A Common shall

First Amended and Restated Articles of Incorporation
of Capitol Bancorp Ltd. - 2

automatically convert into shares of the Class B Common on a 1:1 basis (as adjusted for any stock splits on the Class B Common) based upon the number of increased votes that the holders of the Class C Redeemable Common received as a result of the redemption.  For example, if one hundred (100) shares of Class C Redeemable Common are redeemed by the Corporation in accordance with Section 3 below, such holders of the Class Redeemable Common so redeemed would receive an increase in the number of votes attributable to the shares of Class C Redeemable Common that were so redeemed equal to 85.31 votes. Accordingly the number of shares of Class A Common to be converted into Class B Common would be 26.716 shares of Class A Common which would be converted on a 1 for 1 basis into 26.716 shares of the Class B Common.  Fractional shares of the Class B Common may be issued to the holders of such Class A Common.

           (b)   In the event that a holder of the Class A Common fails to surrender the required certificates for Class A Common shares held of record by the holder within 30 days after delivery of the Corporation’s notice to the holders of the Class A Common of a conversion event, the Corporation shall, by written notice to the holder, indicate which shares have been converted pursuant to this Section 1.

           (c)   Effective immediately prior to the close of business on any conversion date with respect to any share of the Class A Common, dividends shall no longer be declared on any such converted shares of the Class A Common and such shares of the Class A Common shall cease to be outstanding.

           (d)   Shares of the Class B Common duly converted in accordance with this Section 1 will resume the status of authorized and unissued Class A Common and available for future issuance.  The Corporation may, from time to time, take such appropriate action as may be necessary to reduce the authorized number of shares of the Class A Common.

           (e)   The person or persons entitled to receive the shares of the Class B Common issuable upon conversion of the shares of Class A Common shall be treated for all purposes as the record holder(s) of such shares of Class B Common as of the close of business on the applicable conversion date with respect thereto.  In the event that any holder shall not by written notice designate the name in which shares of the Class B Common to be issued or paid upon conversion of such shares of the Class A Common should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on the records of the Corporation.

           (f)   As to any conversion date of the Class A Common with respect to any shares of the Class A Common, certificates representing shares of the Class B Common shall be issued and delivered to the holder thereof or the holder’s designee upon presentation and surrender of the certificate evidencing the shares of the Class A Common to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

First Amended and Restated Articles of Incorporation
of Capitol Bancorp Ltd. - 3

       2.   The Class B Common Stock.  One Hundred Million (100,000,000) shares of the Common Stock shall be designated as Class B Common Stock (“Class B Common”).  The Class B Common shall have one (1) vote per share, and each share of Class B Common shall be equal to every other share of Class B Common.  Except with respect to voting power, the Class A Common and Class B Common shall in all respects carry the same rights and privileges (including in respect of distributions upon any dissolution, liquidation or winding up of the Corporation) and be treated the same (including in any merger, consolidation, share exchange or other similar transaction).

       3.    The Class C Redeemable Common Stock.  Five Million (5,000,000) shares of Common Stock shall be designated as Class C Redeemable Common Stock (“Class C Redeemable Common”).  The Class C Redeemable Common shall have 0.1469 of a vote per share and shall be redeemable in accordance with Section C below.  Except with respect to voting power, dividends and redemption rights described below, the Class C Redeemable Common, the Class A Common and Class B Common shall in all respects carry the same rights and privileges (including in respect of distributions upon any dissolution, liquidation or winding up of the Corporation) and be treated the same (including in any merger, consolidation, share exchange or other similar transaction).  The Corporation shall not be entitled to redeem the Class C Redeemable Common unless, prior the notice of redemption described below, the Corporation has received a written fairness opinion or other valuation report from a valuation firm or investment banking firm of national reputation and experience in the regulated financial services industry indicating that the exchange ratio to be utilized in any such proposed redemption of the Class C Redeemable Common is fair from a financial point of view to the holders of the Class B Common.  The following provisions shall also apply to the terms of the Class C Redeemable Common:

           (a)   The Class C Redeemable Common is not subject to any mandatory redemption, sinking fund or other similar provisions.  The Class C Redeemable Common is not redeemable prior to the fourth (4th) anniversary of the issuance date of such Class C Redeemable Common and will not be redeemable by the Corporation after such date unless dividends payable on shares of the Preferred Stock have been declared and paid in full to the holders of such Preferred Stock. On and after that date, the Class C Redeemable Common will be redeemable at the option of the Corporation, in whole or in part, at the Redemption Price (as defined below) for each share.  Holders of the Class C Redeemable Common will have no right to require the redemption or repurchase of the Class C Redeemable Common.  Shares of the Class C Redeemable Common may not be transferred by any holder without the prior written consent of the Corporation for a period of twenty-four (24) months following the initial issuance of the Class C Redeemable Common. For the purposes of the Class C Redeemable Common, “transfer” shall mean any direct or indirect sale, acquisition, transfer, assignment, conveyance, pledge, or other disposition. A transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) other than the grant of an option by the Corporation or the modification, amendment or adjustment of an existing option granted by the Corporation.

First Amended and Restated Articles of Incorporation
of Capitol Bancorp Ltd. - 4

           (b)   Until the Corporation sends out a notice to all of the holders of the Class C Redeemable Common informing such holders of a notice of redemption of all of the shares of the Class C Redeemable Common (the “Fall Away Date”), unless as to a dividend payment date cash dividends equal to ninety-five percent (95%) of all of the cash dividends declared and paid on any of the Common Stock for such dividend period have been declared and paid to the holders of the Class C Redeemable or declared and a sum sufficient for the payment of those dividends declared on the Class C Redeemable Common has been set aside for the dividend period then ending, the Corporation will not, during such dividend period, declare or pay any dividend on (other than with respect to a 382 Rights Plan or Preferred Stock), make any distributions relating to any Common Stock, junior securities or parity securities of the Corporation.  Effective as of the closing by the Corporation of the redemption contemplated by the notice that triggered the Fall Away Date (even if shares of the Class C Redeemable Common remain outstanding as a result of the provisions of Section 3(f) below): (i) the dividend rights on shares of the Class C Redeemable Common shall be identical to the Class A Common and the Class B Common and thereafter the Class C Redeemable Common shall no longer be entitled to receive to ninety-five percent (95%) of all of the cash dividends declared and paid on any of the Common Stock; and (ii) the formula contemplated by the Redemption Price shall be of no further force and effect except that the Corporation shall be obligated to issue the Class B Excess Shares in accordance with Section 3(g) below.

           (c)   Until the Fall Away Date, the Corporation will not redeem, purchase or acquire any Common Stock (except with respect to a liquidation payment), junior securities or parity securities of the Corporation or make any guarantee payment with respect thereto, other than:

                (i)   purchases, redemptions or other acquisitions of shares of the Corporation’s securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

                (ii)   purchases of shares of the Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

                (iii)   as a result of an exchange or conversion of any class or series of the Corporation’s securities for any other class or series of the Corporation’s securities (provided that such exchange or conversion shall not result in the exchange of securities pari passu or junior to the Class C Redeemable for securities senior to Class C Redeemable); or

                (iv)   the purchase of fractional interests in shares of Corporation’s securities pursuant to the conversion or exchange provisions of the Corporation’s securities or the security being converted or exchanged.

The foregoing restriction, however, will not apply to (i) any of the rights of the Preferred Stock (unless expressly provided for in the terms of such Preferred Stock) or (ii) any of the

First Amended and Restated Articles of Incorporation
of Capitol Bancorp Ltd. - 5

Corporation’s securities with respect to dividends paid by the Corporation where the dividend stock being paid is the same stock as that on which the dividend is being paid or involves a distribution of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Corporation.

           (d)   If any shares of the Class C Redeemable Common are to be redeemed the following provisions set forth the procedures for redemption of the Class C Redeemable Common:

                (i)   A notice of redemption (which may be contingent upon the occurrence of a future event) shall be mailed, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, addressed to the holders of record of the Class C Redeemable Common at their addresses as they appear on the Corporation’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any shares of the Class C Redeemable Common except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Class C Redeemable Common may be listed or admitted to trading, each notice shall state: (A) the Redemption Date; (B) the Redemption Price; (C) the number of shares of Class C Redeemable Common to be redeemed and, if fewer than all the shares of Class C Redeemable Common held by such holder are to be redeemed, the number of such shares of Class C Redeemable Common to be redeemed from such holder; (D) the place or places where the certificates, if any, evidencing the shares of Class C Redeemable Common are to be surrendered for payment of the redemption price; (E) that dividends on the shares of Class C Redeemable Common to be redeemed will cease to accrue on such redemption date except as otherwise provided herein; and (F) the per share price of the Class B Common used to calculate the exchange ratio for the payment of the Redemption Price.

                (ii)   The Redemption Price for the Class C Redeemable Common will be paid solely in shares of Class B Common.  For purposes of clarity, the holder of the redeemed Class C Redeemable Common shall in no event be required or permitted to tender any consideration other than Class C Redeemable Common shares to the Company with respect to the issuance of Class B Common by the Corporation in redemption thereof.  The formula used to calculate the exchange ratio when determining how many shares of the Class B Common will be issued for each share of the Class C Redeemable Common so redeemed will be based upon the Average VWAP for the five (5) consecutive trading day period ending on and including the second trading date immediately preceding the public announcement of such redemption.

                (iii)   If fewer than all the outstanding shares of the Class C Redeemable Common are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata (as nearly as practicable without creating fractional shares) or by any other equitable method the Corporation may choose.

First Amended and Restated Articles of Incorporation
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                (iv)   At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the Redemption Price (including declared and unpaid dividends to the Redemption Date, if any) of the Class C Redeemable Common so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Class C Redeemable Common to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any shares of Class B Common so deposited which remain unclaimed by the holders of the Class C Redeemable Common at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

           (e)   Each holder of the Class C Redeemable Common shall, upon request of the Corporation, furnish the Corporation information as to such holder’s actual and constructive ownership for tax purposes of any of the Corporation’s stock that is reasonably relevant to the Corporation’s determination of whether withholding is required under applicable law; provided that if the holder does not furnish the Corporation such information within sixty (60) days of the Corporation’s request, then the holder shall be deemed to have represented that it does not actually or constructively own for tax purposes stock in the Corporation other than the Class C Redeemable Common that it received on the effective date of the original issuance of the Class C Redeemable Common.  For purposes of clarity, each holder of the Class C Redeemable Common shall timely provide all tax forms to the Corporation that are relevant to the determination of whether tax withholding is required.

         (f)   Notwithstanding anything to the contrary contained herein, no holder of the Class C Redeemable Common will be entitled to receive shares of Class B Common upon redemption to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder) (which, if allowed under applicable law, shall be beneficiaries of any trust that holds shares of the Class C Redeemable Common) of more than 9.9% of votes attributable to the shares of the Common Stock outstanding at such time (a “Federal Reserve Restriction”).  Any purported delivery of shares of Class B Common upon redemption of Class C Redeemable Common shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the redeemed Class C Redeemable Common holder becoming the beneficial owner of more than 9.9% of the votes attributable to the shares of Common Stock outstanding at such time. The limitations contained herein shall apply to any successor holder of shares of Class C Redeemable Common.

           (g)   In the event a Federal Reserve Restriction is triggered, the shares of Class B Common that such holder would have received in the redemption had the Federal Reserve Restriction not been triggered shall be set aside by the Corporation (the “Class B Excess

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Shares”).  The Corporation shall set aside all Class B Excess Shares and promptly deliver the Class B Excess to the holder of Class C Redeemable Common that triggered a Federal Reserve Restriction (each a “Restricted Holder”) upon the earlier of (1) date the such Restricted Holder receives approval from the Federal Reserve to acquire the Class B Excess Shares or (2) the date on which such Restricted Holder has sold a sufficient number of the Class B Shares so as to permit such Restricted Holder to acquire the Class B Excess shares without again triggering the Federal Reserve Restriction.  In the event any Restricted Holder sells shares of Class C Redeemable Common, the new holder of shares of the Class C Redeemable Common shall be entitled to receive the maximum number of the Class B Excess Shares without triggering the Federal Reserve Restriction.

           (h)   For purposes of this Section C, the following definitions shall apply:

                (i)   “382 Rights Plan” means a shareholder rights plan designed to preserve the utilization of tax benefits and assets and the associated declaration, issuance and exercise of related securities (including rights and shares of a new series of junior participating preferred stock).

                (ii)   “Average VWAP” during a period means the simple arithmetic average of VWAP for each trading day during that period.

                (iii)   “Calculation Date” means the last day of the fiscal quarter immediately preceding the Redemption Date.

                (iv)   “Plan Adjustment Value” means the greater of (A) zero (0), and (B) Fifty Million Dollars ($50,000,000) minus the result obtained by multiplying (i) Tangible Net Asset Value as of the Plan Calculation Date by (ii) the result of dividing (a) the total number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date by (b) the total number of shares of Class A Common, Class B Common and Class C Redeemable Common issued and outstanding as of the Plan Calculation Date.

                (v)   “Plan Calculation Date” means the first business day on which all conditions to the Corporation’s Joint Plan of Reorganization’s (the “Plan”) confirmation and effectiveness of the Plan in Article IX of the Plan have been satisfied or waived and on which the Plan is consummated.

                (vi)   “Redemption Date” means any date specified by the Corporation that is at least four (4) years after the date of issuance of the Class C Redeemable Common and noticed to the holders of Class C Redeemable Common at least ten (10) days in advance of such redemption.

                (vii)   “Redemption Price” shall equal the greater of (i) Fifty Million Dollars ($50,000,000) divided by the number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date, and (ii) the sum of (a) the Tangible Net

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Asset Value (as defined below) of the Corporation as of the Calculation Date divided by the total number of shares of Class A Common, Class B Common and Class C Redeemable Common issued and outstanding as of the Calculation Date, and (b) the Plan Adjustment Value divided by the number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date.

                (viii)   “Tangible Net Asset Value” means total assets minus (i) intangible assets, (ii) deferred tax assets, (iii) the aggregate liquidation value of the issued and outstanding Preferred Stock and (iv) total liabilities, in each case, calculated by the Corporation on a consolidated basis in accordance with generally accepted accounting principles (“GAAP”).  For the avoidance of doubt and notwithstanding any provision of GAAP to the contrary, Tangible Net Asset Value shall be calculated net of goodwill and deposit premiums.

                (ix)   “Trading Market” means any of the following markets or exchanges on which the Class B Common is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

                (x)   “VWAP” for any day means, for any date, the price determined by the first of the following clauses that applies: (1) if the Class B Common is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class B Common for such date (or the nearest preceding date) on the Trading Market on which the Class B Common is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (2) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Class B Common for such date (or the nearest preceding date) on the OTC Bulletin Board, (3) if the Class B Common is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Class B Common are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class B Common so reported, or (4) in all other cases, the fair market value of a share of Class B Common as determined by an independent appraiser selected in good faith by the Board of Directors of the Corporation.

C. The shares of the Preferred Stock may be divided into and issued in one or more series.  The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series, with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors.  The Board of Directors is expressly authorized to adopt such resolutions or resolutions and issue such stock from time to time as it may deem desirable

D. Notwithstanding anything herein to the contrary, the Corporation shall not issue nonvoting capital stock to the extent prohibited by section 1123 of the Bankruptcy Code; provided, however, that this Section E: (a) will have no further force and effect beyond that

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required under section 1123 of the Bankruptcy Code, (b) will have such force and effect only for so long as section 1123 of the Bankruptcy Code is in effect and applicable to the Corporation and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect. This Section E shall be of no further force and effect 30 days following the effective date of the Corporation’s bankruptcy plan.

ARTICLE V.
Compromise, Arrangement or Plan of Reorganization

When a compromise or arrangement or a plan of reorganization of the Corporation is proposed between the Corporation and its creditors or any class of them or between the Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or a class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs.  If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the Corporation.

ARTICLE VI.
Shareholder Action by Written Consent

A.  Any action required or permitted by the Act to be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.   No action by written consent of holders of less than all the outstanding shares entitled to vote on such action shall be effective unless the proposed action shall have been approved by the Board of Directors of the Corporation before the consent of shareholders is executed.

B.  In order that the Corporation’s shareholders shall have an opportunity to receive and consider the information germane to an informed judgment as to whether to give a written consent, any corporate action to be taken by written consent shall not be effective until, and the shareholders of the Corporation shall be able to give or revoke written consents for, at least twenty (20) days from the date of the commencement of a solicitation (as such term is defined in Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of consents, other than corporate action by written consent taken pursuant to solicitations of not

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more than ten (10) persons.  For purposes of this Article VI, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the Corporation’s shareholders.

C.  Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act.  Consents may be revoked by written notice (i) to the Corporation, (ii) to the shareholder or shareholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the “Soliciting Shareholders”), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Shareholders.

D.  Notwithstanding the foregoing, if independent counsel to the Corporation delivers to the Corporation a written opinion stating, or a court of competent jurisdiction determines, that this Article VI, or any portion thereof, is illegal with respect to any corporate action to be taken by written consent for which a consent has theretofore been delivered to the Corporation, in the manner provided in Section 407 of the Act, whether prior or subsequent to the date of the adoption of this Article VI, then this Article VI, or such portion thereof, as the case may be, shall after the date of such delivery of such opinion or such determination be null and void and of no effect with respect to any other corporate action to be taken by written consent.

E.  Within 3 business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Secretary of the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations.  The cost of retaining inspectors of election shall be borne by the Corporation.

F.  Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Shareholders or their proxy solicitors or other designated agents.  As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents.  The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Shareholders or their representatives or any other entity.  As soon as practicable after the earlier of (i) sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act or (ii) a written request therefor by the Corporation or the Soliciting Shareholders (whichever is soliciting consents) (which request may be made no earlier than twenty (20) days after the commencement of the applicable solicitation of consents, except in the case of corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the Corporation or Soliciting Shareholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with the Act, these Amended and Restated Articles of Incorporation and

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 the Bylaws of the Corporation, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Shareholders stating:  (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

G.  Unless the Corporation and the Soliciting Shareholders shall agree to a shorter or longer period, the Corporation and the Soliciting Shareholders shall have forty-eight (48) hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors.  If no written notice of an intention to challenge the preliminary report is received within forty-eight (48) hours after the inspectors’ issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Shareholders their final report containing the information from the inspectors’ determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents.  If the Corporation or the Soliciting Shareholders issue written notice of an intention to challenge the inspectors’ preliminary report within forty-eight (48) hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable.  A transcript of the challenge session shall be recorded by a court reporter.  Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Shareholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents.  A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of shareholders are recorded.

ARTICLE VII.
Business At Annual Meetings

A.  At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder.

B.  For business to be properly brought before an annual meeting by a shareholder, if such business relates to the election of directors of the Corporation, the procedures in Article VIII of these Amended and Restated Articles of Incorporation must be complied with.  If such business relates to any other matter, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice must be delivered by mail or electronic transmission to the Secretary and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than

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one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided however that in the event that the annual meeting is called for a date that is not within twenty (20) days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting is mailed, transmitted electronically, or public disclosure of the date of the annual meeting is made, whichever first occurs.

C.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting containing all material information relating thereto and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the number of shares of the Corporation which are owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Article VII.

D.  The officer presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article VII, and if he or she should so determine, the presiding officer shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

E.  Notwithstanding the foregoing provisions of this Article VII, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, shareholders must provide notice as required by the regulations promulgated under the Exchange Act.

ARTICLE VIII.
Board of Directors

A.  Authority and Size of Board.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The number of directors of the Corporation that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of:

1.  At least eighty percent (80%) of the Board of Directors, and

2.  A majority of the Continuing Directors (as hereinafter defined).

B.  Classification of Board and Filling of Vacancies.  Subject to applicable law, the directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively with each class to be as nearly equal in number as possible.  The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the

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shareholders held in 2013, the term of office of the initial Class II directors shall expire at the annual meeting of the shareholders held in 2014, and the term of office of the initial Class III directors shall expire at the annual meeting of the shareholders held in 2015.  At each succeeding annual meeting of shareholders, directors shall be elected for a term that will expire at the third annual meeting of shareholders following such annual meeting to succeed the directors of the class whose terms expire at such annual meeting and until their successors shall be duly elected and qualified or their resignation or removal.  Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his or her successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.  The initial size of the Board of Directors of the Corporation shall be twelve (12) directors split equally between Class I, Class II and Class III.  One vacancy in each class shall remain open until the annual meeting of shareholders of the Corporation to be held within the ninety (90) days following the effective date of these Amended and Restated Articles of Incorporation (the “First Annual Meeting”).  Additionally, one incumbent director from each of the three classes of directors shall be up for election at First Annual Meeting.

C.  Removal of Directors.  Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation), any one or more directors of the Corporation may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of the Continuing Directors (as herein defined) and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class.

D.  Certain Definitions.  For the purposes of this Article VIII:

1.  A “person” shall mean any individual, firm, corporation or other entity.

2.  “Interested Shareholder” shall mean any person, other than the Corporation or any Subsidiary, who or which:

             (a)  is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

(b)  is an Affiliate of the Corporation and at any time within the two (2) year period immediately prior to the date in question was the beneficial owner, directly or

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indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

(c)  is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two (2) year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

        3.  “Beneficial owner” shall have the respective meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

        4.  For the purposes of determining whether a person is an Interested Shareholder pursuant to item 2 of this Section D, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of item 2 of this Section D but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        5.  “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date this Article VIII of these Amended and Restated Articles of Incorporation is filed with the Corporation Division, Bureau of Commercial Services of the Michigan Department of Energy, Labor and Economic Growth.

        6.  “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in item 2 of this Section D, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

        7.  “Continuing Director” means any member of the Board of Directors who is unaffiliated with any Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

E.   Powers of Continuing Directors.  A majority of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VIII, including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a person is an Affiliate or Associate of another; and the good faith determination of a majority of the Continuing Directors

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on such matters shall be conclusive and binding for all the purposes of this Article VIII.

F.   Nominations.

(a)   Nominations for election to the Board of Directors at a meeting of shareholders may be made by the Board of Directors or by a committee thereof, or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting.  Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered, transmitted electronically, or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received in the case of an annual meeting, not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty (20) days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting is mailed, transmitted electronically, or public disclosure of the date of the annual meeting is made, whichever first occurs. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder of the Corporation may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of such special meeting, if the shareholder’s notice required by this Section F shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which such notice of the date of the special meeting is mailed, transmitted electronically, or public disclosure of the date of the special meeting is made, whichever first occurs. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described in this Section F.  Nominations for election to the Board of Directors at the First Annual Meeting must be received by the Corporation from shareholders of the Corporation in writing delivered, transmitted electronically, or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not more than thirty (30) days after the effective date of these Amended and Restated Articles of Incorporation.

(b)   Such notice shall set forth (i) as to each proposed nominee (1) the name, date of birth, business address, and residence address of such nominee, (2) the principal occupation or employment of such nominee during the past five years, (3) the number of shares of stock of the Corporation which are beneficially owned by such nominee, and (4) any other information concerning such nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named as a nominee and to serve as a director if elected), and (ii) as to the shareholder giving the notice (1) the name and address of such shareholder, as they appear on the

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Corporation’s books, (2) the class or classes and number(s) of shares of the Corporation which are beneficially owned by such shareholder, (3) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, and (4) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article VIII.  The officer presiding over a meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE IX.
Limitation of Liability

A.   Indemnification of Directors and Officers: Claims by Third Parties.  The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (an “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.  The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

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B.   Indemnification of Directors and Officers: Claims brought by Right of the Corporation.  The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify an Indemnitee who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders.  Indemnification shall not be made under this Section B for a claim, issue, or matter in which the Indemnitee has been found liable to the Corporation except to the extent authorized in Section D of this Article IX.

C.   Actions Brought by the Indemnitee.  Notwithstanding the provisions of Sections A and B of this Article IX, the Corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee except as otherwise provided herein with respect to the enforcement of this Article IX, unless such action, suit, proceeding or claim (or part thereof) was authorized by the Board of Directors of the Corporation.

D.   Approval of Indemnification.  Except as otherwise provided in Section F of this Article IX, indemnification under Sections A and B of this Article IX, unless ordered by the court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Sections A and B of this Article IX, as the case may be, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.  This determination and evaluation shall be made in any of the following ways:

        1.  By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

        2.  If a quorum cannot be obtained in item 1, by majority vote of a committee duly designated by the Board of Directors and consisting solely of two (2) or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding.

        3.  By independent legal counsel in a written opinion, which counsel shall be selected in one (1) of the following ways:

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(a)  By the Board of Directors or its committee in the manner prescribed in items 1 or 2; or

(b)  If a quorum of the Board of Directors cannot be obtained under item 1 and a committee cannot be designated under item 2, by the Board of Directors.

        4.  By all independent directors (if any directors have been designated as such by the Board of Directors or shareholders of the Corporation) who are not parties or threatened to be made parties to the action, suit, or proceeding.

        5.  By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

E.   Advancement of Expenses.  The Corporation shall pay or reimburse the reasonable expenses incurred by an Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

        1.  The Indemnitee furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct, if any, required by the Act for the indemnification of a person under the circumstances.

        2.  The Indemnitee furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct, if any, required by the Act for the indemnification of a person under the circumstances.

        3.  A determination is made that the facts then known to those making the determination would not preclude indemnification, if any, required by the Act for the indemnification of a person under the circumstances.

The undertaking required by item 2 must be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.  Determinations and evaluations of reasonableness of payments under this Section E shall be made in the manner specified in Section D of this Article IX.

F.   Court Approval.  An Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application, the court after giving any notice it considers necessary may order indemnification if it determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Sections A and B of this Article IX or was adjudged liable as described in Section A of this

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Article IX, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred.

G.   Partial Indemnification.  If an Indemnitee is entitled to indemnification under Sections A and B of this Article IX for a portion of expenses, including reasonable attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

H.   Article Provision Eliminating or Limiting Director Liability. The Corporation shall indemnify a director for the expenses and liabilities described in this Article IX without a determination that the director has met the standard of conduct set forth in Sections A and B of this Article IX, but no indemnification may be made except to the extent authorized in Section 564c of the Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the Act, or intentionally committed a criminal act.  In connection with an action or suit by or in the right of the Corporation as described in Section B of this Article IX, indemnification under this Article IX shall be for expenses, including attorneys’ fees, actually and reasonably incurred.  In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the Corporation, as described in Section A of this Article IX, indemnification under this Article IX shall be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

I.   Indemnification of Employees and Agents.  Any person who is not covered by the foregoing provisions of this Article IX and who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

J.   Other Rights of Indemnification.  The indemnification or advancement of expenses provided under Sections A through G of this Article IX is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement.  The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.  The indemnification provided for in Sections A through G of this Article IX continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of the person.

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K.   Definitions.  “Other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its shareholders” as referred to in Sections A and B of this Article IX.

L.   Liability Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against liability under the pertinent provisions of the Act.

M.   Enforcement.  If a claim under this Article IX is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

N.   Contract with the Corporation.  The right to indemnification conferred in this Article IX shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article IX is in effect, and any repeal or modification of this Article IX shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

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O.   Application to a Resulting or Surviving or Constituent Corporation.  The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Article IX.  The indemnification and other obligations set forth in this Article IX of the Corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the Corporation.  Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Article IX for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the Corporation.

P.   Severability.  Each and every paragraph, sentence, term and provision of this Article IX shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article IX shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

Any repeal, amendment or other modification of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or other modification.  If the Act is amended after this Article IX becomes effective, to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

ARTICLE X.
Amendment

Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of at least 80% of the outstanding shares of Voting Stock, voting as a single class, shall be required to amend or repeal Article V, Article VII, Article VIII, Article IX, Article X, or Article XI of these Articles of Incorporation or to adopt any provision inconsistent therewith, unless, such amendment or repeal or inconsistent provision has been recommended for approval by at least 80% of all directors then holding office and by a majority of the Continuing Directors. The term “Continuing Directors” is defined in Article VIII.

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ARTICLE XI.
Restrictions on Transfer

A.   Definitions. For purposes of this Article XI, the following terms shall have the following meanings:

        1.  “Agent” shall mean an agent designated by the Board of Directors of the Corporation (which may be an officer of the Corporation).

        2.  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

        3.  “Corporation Securities” shall mean (i) shares of the Corporation’s common stock, (ii) shares of the Corporation’s preferred stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) to purchase stock of the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), and (iv) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18), or any successor provision.

        4.  “Effective Date” shall mean _____, 2012.

        5.  “Excess Securities” shall mean the Corporation Securities which are the subject of the Prohibited Transfer.

        6.  “Five-Percent Shareholder” shall mean (i) a Person or group of Persons that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(g) or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Section 1.382-2T(f) of the Treasury Regulations) of the Corporation if that Person has a “public group” or individual, or a “higher tier entity” if that Person has a “public group” or individual, that is treated as a “5-percent shareholder” of the Corporation pursuant to Section 1.382-2T(g) of the Treasury Regulations.

        7.  “Percentage Stock Ownership” shall mean the percentage stock ownership interest as determined in accordance with Treasury Regulation Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), 1.382-3(a), and 1.382-4(d); provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Corporation Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation Section 1.382-2T(h)(2)(i)(A).

        8.  “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, plan, syndicate, estate, association, joint venture or similar organization, other entity, or group of persons making a “coordinated acquisition” of Corporation Securities or otherwise treated as an “entity” within the meaning of

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Treasury Regulation Section 1.382-3(a)(1) or otherwise, and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act, and also includes any successor (by merger or otherwise) of any such individual or entity.

        9.  “Plan” shall mean the Tax Benefits Preservation Plan dated July 21, 2011.

        10.  “Prohibited Distributions” shall mean any dividends or other distributions that were paid by the Corporation and received by a Purported Transferee with respect to the Excess Securities.

        11.  “Prohibited Transfer” shall mean any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article XI.

        12.  “Purported Transferee” shall mean the purported transferee of a Prohibited Transfer.

        13.  “Restriction Release Date” shall mean the earliest of (i) the repeal of Section 382 of the Code (and any comparable successor provision) or (ii) the earlier of (A) the day that is forty-five (45) days after the second anniversary of the Effective Date pursuant to the Plan and (B) the earliest date on which the Board of Directors determines that (1) an ownership change (within the meaning of Section 382 of the Code) would not result in a substantial limitation on the ability of the Corporation (or a direct or indirect subsidiary of the Corporation) to use otherwise available Tax Benefits, or (2) no significant value attributable to the Tax Benefits would be preserved by continuing the Transfer restrictions herein.

        14.  “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

        15.  “Transfer” shall mean, subject to the last sentence of this definition, any direct or indirect sale, acquisition, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) other than the grant of an option by the Corporation or the modification, amendment or adjustment of an existing option granted by the Corporation. A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation, the modification, amendment or adjustment of an existing option by the Corporation and the exercise by an employee of the Corporation of any option to purchase Corporation Securities granted to such employee pursuant to contract or any stock option plan or other equity compensation plan of the Corporation.

        16.  “Treasury Regulation” shall mean the income tax regulations (whether temporary, proposed or final) promulgated under the Code and any successor regulations.

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References to any subsection of such regulations include references to any successor subsection thereof.

B.   Restrictions on Transfer. In order to preserve the Tax Benefits, subject to Section C of this Article XI, any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons shall become a Five-Percent Shareholder or (ii) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased. Notwithstanding the foregoing, nothing in this Article XI shall prevent a Person from Transferring Corporation Securities to a new or existing public group of the Corporation, as defined in Treasury Regulation Section 1.382-2T(f)(13) or any successor regulation.

C.   Certain Exceptions.

        1.  The restrictions set forth in Section B of this Article XI shall not apply to an attempted Transfer of Corporation Securities if the transferor or the transferee obtains the written approval of the Board of Directors of the Corporation, which approval may be granted or denied in accordance with the procedures set forth in this Section C. In connection therewith, and to provide for effective policing of such restrictions, prior to the date of any proposed Transfer of Corporation Securities that, in the absence of the approval of the Board of Directors pursuant to this Section C, would be a Prohibited Transfer, either (a) the proposed transferee of such Corporation Securities (a “Restricted Transferee”) or (b) the proposed transferor of such Corporation Securities (a “Restricted Transferor”) shall request in writing (a “Request”) that a committee of not fewer than one director but not more than three directors appointed by the Board of Directors (the “Review Committee”), or the Board of Directors if the Review Committee deems review by the Board of Directors to be appropriate, review the proposed Transfer of Corporation Securities and authorize or not authorize such proposed Transfer in accordance with this Section C.

        2.  A Request shall be mailed or delivered to the Secretary of the Corporation at the Corporation’s principal place of business, or telecopied to the Corporation’s telecopier number at its principal place of business. Such Request shall be deemed to have been received by the Corporation when actually received by the Corporation.

        3.  A Request shall include: (A) the name, address and telephone number of the Restricted Transferee; (B) a description of the Restricted Transferee’s existing direct or indirect ownership of Corporation Securities; (C) a description of the Corporation Securities that are proposed to be Transferred to the Restricted Transferee; (D) the date on which such proposed Transfer is expected to take place (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); (E) the name, address and telephone number of the Restricted Transferor (or, if such

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Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); and (F) a request that the Review Committee, or the Board of Directors if the Review Committee deems review by the Board of Directors to be appropriate, Board authorize, if appropriate, such Transfer pursuant to this Section C.

        4.  The Review Committee shall use reasonable best efforts to make a determination to authorize, deny or refer to the Board of Directors any Request on or before the tenth business day (or, if necessary to permit the Restricted Transferee and/or Restricted Transferor to provide the information requested pursuant to this Section C, such later date as reasonably determined by the Review Committee in consultation with the Restricted Transferor or Restricted Transferee that made such Request) following receipt of the Request by the Corporation. In the event the Review Committee refers the Request to the Board of Directors, the Board of Directors shall use reasonable best efforts to consider the applicable Request on or before the tenth business day following the Review Committee’s referral of the Request to the Board of Directors.

        5.  The Review Committee (or the Board of Directors) may authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in its sole discretion, that, after taking into account the preservation of the Tax Benefits, such Transfer of Corporation Securities would be in the best interests of the Corporation and its shareholders. The Review Committee (or the Board of Directors) may only determine not to authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in good faith and its sole discretion, that such Transfer meaningfully increases the risk of a limitation on the use of the Tax Benefits under Section 382 of the Code. For purposes of this determination, the Board of Directors shall consider, among other items, the following: (i) the total owner shift under Section 382 of the Code, (ii) all other pending proposed Transfer requests, (iii) whether the proposed Transfer is structured to minimize the resulting owner shift, and (iv) any reasonably foreseeable events of which the Board of Directors has knowledge that would constitute additional owner shifts. Any determination by the Review Committee (or the Board of Directors) not to authorize a proposed Transfer of Corporation Securities to a Restricted Transferee shall cause such proposed Transfer to be deemed a Prohibited Transfer. The Review Committee (or the Board of Directors) may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Restricted Transferee to Transfer Corporation Securities acquired through a Transfer. Approvals of the Review Committee (or the Board of Directors) hereunder may be given prospectively or retroactively. The Review Committee (or the Board of Directors), to the fullest extent permitted by law, may exercise the authority granted by this Section C through duly authorized officers or agents of the Corporation. Nothing in this Section C shall be construed to limit or restrict the Review Committee (or the Board of Directors) in the exercise of its fiduciary duties under applicable law.

        6.  In addition, the Review Committee (or the Board of Directors) may, in its sole discretion, require (A) such representations from the Restricted Transferee and/or Restricted

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Transferor as to such matters as the Review Committee (or the Board of Directors) may determine or (B) at the expense of the Restricted Transferor and/or Restricted Transferee, an opinion of counsel selected by the Review Committee (or the Board of Directors) that the Transfer will not result in the application of any Section 382 limitation on the use of the Tax Benefits; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. Any Restricted Transferee and/or Restricted Transferor who makes a Request to the Review Committee shall reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to any proposed Transfer of Corporation Securities, including, without limitation, the Corporation’s costs and expenses incurred in determining whether to authorize the proposed Transfer, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Review Committee (or the Board of Directors) to advise the Review Committee (or the Board of Directors) or deliver an opinion thereto.

        7.  The Corporation shall promptly notify the Restricted Transferee and the Restricted Transferor of (i) the Review Committee’s determination to authorize, deny or refer to the Board of Directors any Transfer to a Restricted Transferee and (ii) the Board of Directors’ determination to authorize or deny the Transfer described in the Request.

        8.  If the Review Committee (or the Board of Directors) authorizes the Transfer of Corporation Securities, the Restricted Transferee and Restricted Transferor shall be permitted to consummate such Transfer described in the Request.

D.   Treatment of Excess Securities.

        1.  No officer, director, employee or agent of the Corporation shall record any Prohibited Transfer, and a Purported Transferee shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of Excess Securities. Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to item 4 of this Section D. or until approval is obtained under Section C of this Article XI. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provision of items 1 and 3 of this Section D shall also be a Prohibited Transfer.

        2.  The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed transferee or payee furnish the Corporation all information reasonably requested by the Corporation with respect to all the direct and indirect ownership

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 interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement Article XI, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Corporation Securities and other evidence that a Transfer will not be prohibited by Section B of this Article XI as a condition to registering any Transfer.

        3.  If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with Prohibited Distributions, to the Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which the Corporation Securities may be traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to item 4 of this Section D if the Agent rather than the Purported Transferee had resold the Excess Securities.

        4.  The Agent shall apply any proceeds of a sale by it of Excess Securities, and if the Purported Transferee had previously resold the Excess Securities, any amounts received by the Agent from a Purported Transferee, as follows: (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or their fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance, or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable or successor provision) selected by the Board of Directors. The Purported Transferee’s sole right with respect to such Corporation Securities shall be limited to the amount payable to the Purported Transferee pursuant to item 4 of this Section D. In no event shall the proceeds of any sale of Excess Securities pursuant to this Article XI inure to the benefit of the Corporation.

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        5.  In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Michigan law (“Securities,” and individually, a “Security”) but which would cause a Five-Percent Shareholder to violate a restriction on Transfers provided for in this Article XI, the application of items 3 and 4 of this Section D shall be modified as described in item 5 of this Section D. In such case, no such Five-Percent Shareholder shall be required to dispose of any interest that is not a Security, but such Five Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five-Percent Shareholder, following such disposition, not to be in violation of this Article XI. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in items 3 and 4 of this Section D, except that the maximum aggregate amount payable either to such Five-Percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Five-Percent Shareholder or such other Person. The purpose of item 5 of this Section D is to extend the restrictions in Section B of this Article XI and item 3 of this Section D to situations in which there is a Prohibited Transfer without a direct Transfer of Securities, and item 5 of this Section D, along with the other provisions of this Article XI, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

E.   Board Determinations.

        1.  The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this Article XI, including, without limitation: (A) the identification of Five-Percent Shareholders; (B) whether a Transfer is a Prohibited Transfer; (C) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder; (D) whether an instrument constitutes a Corporation Security; (E) the amount (or fair market value) due to a Purported Transferee pursuant to this Article XI; (F) whether compliance with any restriction or limitation on stock ownership and transfers set forth in this Article XI is no longer required; and (G) any other matters which the Board of Directors determines to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article XI.

        2.  Nothing contained in this Article XI shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (A) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article XI, provided that, such ownership interest percentages may only

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be modified to the extent necessary to reflect changes to Section 382 and the applicable Treasury Regulations, (B) modify the definitions of any terms set forth in this Article XI, or (C) modify the terms of this Article XI as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate; provided, further, notwithstanding the first sentence of item 2 of this Section E, the Corporation shall not be entitled to modify the terms of this Article XI in order to accelerate or extend the Restriction Release Date.

        3.  In the case of an ambiguity in the application of any of the provisions of this Article XI, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article XI requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XI. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article XI. The Board of Directors may delegate all or any portion of its duties and powers under this Article XI to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article XI through duly authorized officers or agents of the Corporation. Nothing in this Article XI shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

F.   Securities Exchange Transactions. Nothing in this Article XI (including, without limitation, any determinations made, or actions taken, by the Board of Directors pursuant to this Article XI) shall preclude the settlement of any transaction entered into through the facilities of a national securities exchange or any national securities quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article XI and any Purported Transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XI.

G.   Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section C of this Article XI, then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section G shall (a) be deemed inconsistent with any

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Transfer of the Excess Securities provided in this Article XI being void ab initio or (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article XI.

H.   Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article XI who knowingly violates the provisions of this Article XI and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

I.   Notice to Corporation. Any Person who acquires or attempts to acquire Corporation Securities in excess of the limitations set forth in this Article XI shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Prohibited Transfer on the preservation and usage of the Tax Benefits. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal, or record holder of Corporation Securities, and any proposed transferee and any Person controlling, controlled by, or under common control with the proposed transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article XI or the status of the Tax Benefits of the Corporation.

J.   Certificates. All certificates representing Corporation Securities on or after the Effective Date shall, until the Restriction Release Date, bear a conspicuous legend in substantially the following form:

THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE XI OF THE FIRST AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CAPITOL BANCORP LTD., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.

K.   Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article XI, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the

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amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

L.   Benefits of Article XI. Nothing in this Article XI shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article XI. This Article XI shall be for the sole and exclusive benefit of the Corporation and the Agent.

M.   Severability. The purpose of this Article XI is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article XI or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XI.

N.   Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article XI, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

The undersigned hereby certifies, as contemplated by Sections 861 through 863 of the Act, that provision for the making of these Amended and Restated Articles is contained in the Plan of Reorganization of the Corporation (the “Plan”), and that the Plan has been confirmed pursuant to [insert title and venue of the proceeding and date of the judgment confirming the Plan].

Signatures on the Following Page

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The undersigned, being an authorized representative of the Corporation has signed these Amended and Restated Articles of Incorporation on the ____ day  __________________, 2012.

                         Capitol Bancorp Ltd.

By:
Name:
Title:

Name of person or organization remitting fees:
Capitol Bancorp Ltd.
Preparer’s name and business telephone number:
Phillip D. Torrence, Esq.
(269) 337-7702

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Certificate of Designations
of
Series A Cumulative Perpetual Preferred Stock
of
Capitol Bancorp Ltd.

(Pursuant to Section 450.1302 of the Michigan Business Corporation Act)

CAPITOL BANCORP LTD. (the “Corporation”), a corporation organized and existing under the Michigan Business Corporation Act, as amended (the “Michigan Act”), hereby certifies that, pursuant to authority granted by Article III of the Articles of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 450.1302 of the Michigan Act, the Board of Directors of the Corporation (the “Board of Directors”) has adopted the following resolutions, at a meeting duly called and held on ___________, 2012:

RESOLVED, that there is hereby classified and designated [_____] shares of the authorized but unissued serial preferred stock of the Corporation, par value [___] per share (the “Preferred Stock”), and the designation and certain terms, powers, preferences and relative, participating and other rights and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

1.   Designation of Series and Number of Shares.  The shares of such series of Preferred Stock shall be designated as the “Fixed Rate Series A Cumulative Perpetual Preferred Stock” (the “Series A Preferred Stock”), and the authorized number of shares that shall constitute such series shall be [75,000] shares, which may be decreased (but not below the number of shares of Series A Preferred Stock then outstanding) from time to time by the Board of Directors. Shares of outstanding Series A Preferred Stock that are purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

2.   Ranking. The Series A Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with each class or series of preferred stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, the “Parity Securities”) and (2) senior to the Common Stock and each other class or series of preferred stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (the “Junior Securities”).

3.   Definitions. As used herein with respect to the Series A Preferred Stock:

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        (a) “382 Rights Plan” means a shareholder rights plan designed to preserve the utilization of tax benefits and assets and the associated declaration, issuance and exercise of related securities (including rights and shares of a new series of junior participating preferred stock).

        (b) “Certificate” means this Certificate of Designations, dated _________, 2012.

        (c) “Board of Directors” means the Board of Directors of the Corporation or any committee thereof duly authorized to act on behalf of such Board of Directors.

        (d) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Columbus, Ohio are generally required or authorized by law to be closed.

        (e) “Bylaws” means the Amended and Restated Bylaws of the Corporation, as may be amended from time to time.

        (f)  “Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended or supplemented from time to time.

        (g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

        (h) “Corporation” means Capitol Bancorp Ltd., a Michigan corporation.

        (i) “Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

        (j)  “Dividend Rate” has the meaning set forth in Section 4(d).

        (k) “Dividend Payment Date” has the meaning set forth in Section 4(a).

        (l) “Dividend Period” has the meaning set forth in Section 4(a).

        (m) “DTC” means The Depository Trust Company and its successors or assigns.

        (n) “Effective Date” means the date on which shares of the Series A Preferred Stock are first issued.

        (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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        (p) “Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Corporation, the Transfer Agent, the Registrar and any paying agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and for all other purposes.

        (q) “Junior Securities” has the meaning set forth in Section 2.

        (r)  “Liquidation Preference” means, as to the Series A Preferred Stock, $1,000 per share.

        (s) “Officer” means the President, the Chief Executive Officer, the Chief Operating Officer, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

        (t) “Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

        (u) “Parity Securities” has the meaning set forth in Section 2.

        (v) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

        (w) “Preferred Stock” means the classified and designated [_____] shares of the authorized but unissued serial preferred stock of the Corporation, par value [___] per share.

        (x) “Preferred Stock Directors” has the meaning set forth in Section 8(a).

        (y) “Record Date” has the meaning set forth in Section 4(b).

        (z) “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns.

        (aa) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series A Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series A Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series A Preferred Stock, there is more than an insubstantial risk that the Corporation will not be

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entitled to treat the full liquidation value of the shares of the Series A Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y, 12 C.F.R. 225 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the Series A Preferred Stock is outstanding.

        (bb) “Serial Preferred Stock” has the meaning set forth in Article First.

        (cc) “Series A Preferred Stock” has the meaning set forth in Section 2.

        (dd) “Transfer Agent” means Computershare Investor Services, Inc. acting as the Transfer Agent, the Registrar and any paying agent for the Series A Preferred Stock, and its successors and assigns, including any successor transfer agent appointed by the Corporation.

Certificate of Designations of Series A Cumulative Perpetual Preferred Stock of
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4.   Dividends.

        (a) From and after the Effective Date and prior to the Periodic Dividend Commencement Date, Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, cumulative cash dividends in the amount determined as set forth in Section 4(b). Except as otherwise provided herein, such dividends shall be payable quarterly in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors, on January 15, April 15, July 15 and October 15 of each year (each, a “Dividend Payment Date”) commencing on January 15, 2013; provided, that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day, unless such immediately succeeding Business Day falls in the next calendar month, in which case such Dividend Payment Date shall instead be (and any such dividend shall instead be payable on) the immediately preceding Business Day. Dividends on Series A Preferred Stock shall accrue at any time that dividends on the Series A Preferred Stock are cumulative (whether or not in any dividend period or periods (each, a “Dividend Period”) there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are authorized or declared) and accrued dividends shall accumulate to the extent not paid on the Dividend Payment Date first following the Dividend Period for which they accrue. As used herein, the term “accrued” with respect to dividends includes both accrued and accumulated dividends.

        (b) Dividends that are payable on Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Record Date”). Any such day that is a Record Date shall be a Record Date whether or not such day is a Business Day.

        (c) Each Dividend Period shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series A Preferred Stock, provided that, for any share of Series A Preferred Stock issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose) and shall end on and include the calendar day preceding the next Dividend Payment Date. Dividends payable on the Series A Preferred Stock in respect of any Dividend Period shall be computed by the Corporation on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period, except that dividends for the initial period will be calculated from the original issue date. Dividends payable in respect of a Dividend Period shall be payable in arrears (i.e., on the first Dividend Payment Date after such Dividend Period).

Certificate of Designations of Series A Cumulative Perpetual Preferred Stock of
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        (d) Subject to Section 4(a), the dividend rate, and the rate at which dividends shall accrue, on each share of Series A Preferred Stock, for each Dividend Period, shall be at an annual rate equal to [10%], calculated with respect to the Liquidation Preference of a share of Series A Preferred Stock.

        (e) Dividends in arrears on the Series A Preferred Stock in respect of a Dividend Period not declared for payment or to the extent not paid on the first Dividend Payment Date following the Dividend Period for which they accrue may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Dividend Payment Date, to the holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on a record date selected by the Board of Directors, which shall (a) not precede the date the Board of Directors declares the dividend payable and (b) not be more than 60 days prior to the date the dividend is paid.

        (f) So long as any share of Series A Preferred Stock remains outstanding, (1) no dividend or interest shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Parity Securities or Junior Securities (other than a dividend payable solely in shares of Junior Securities) and (2) no shares of Parity Securities or Junior Securities (other than the redemption by the Corporation of shares of the Corporation’s Class C Redeemable Common Stock for the shares of the Corporation’s Class B Common Stock) or trust preferred securities shall be purchased, redeemed or otherwise acquired by the Corporation, directly or indirectly. The foregoing limitations shall not apply: (i) to any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; (ii) to conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities; or (iii) the redemption of shares of the Corporation’s Class C Redeemable Common Stock for shares of the Corporation’s Class B Common Stock if all of the dividends payable to holders of the Series A Preferred pursuant to this Section 4 have been declared and paid to the holders of the Series A Preferred in full.

        (g) So long as any shares of Series A Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Securities for any period (other than with respect to a 382 Rights Plan) unless full dividends on all outstanding shares of Series A Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding shares of Series A Preferred Stock. To the extent the Corporation declares dividends on the Series A Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series A Preferred Stock and the holders of any Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate those payments so that the respective amounts of those payments bear

Certificate of Designations of Series A Cumulative Perpetual Preferred Stock of
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the same ratio to each other as all accrued and unpaid dividends per share on the Series A Preferred Stock and all Parity Securities bear to each other.

        (h) Any dividend payment made on the Series A Preferred Stock, including any capital gains dividends, shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

        (i) Except as provided herein, the Series A Preferred Stock shall not be entitled to participate in the earnings or assets of the Corporation.

        (j) As used herein, the term “dividend” does not include dividends payable solely in shares of Junior Securities on Junior Securities, or in options, warrants or rights to holders of Junior Securities to subscribe for or purchase any Junior Securities.

5.   Redemption.

        (a) The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series A Preferred Stock is not redeemable prior to January 15, 2017. On and after that date, Series A Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, at a redemption price equal to the sum of (i) $1,000 per share, (ii) any accrued and unpaid dividends, whether or not declared in any prior Dividend Period and (iii) any unpaid dividends for the Dividend Period in which the redemption date occurs (whether or not declared) calculated at the Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period, upon notice given as provided in subsection (b) below.  Holders of Series A Preferred Stock will have no right to require the redemption or repurchase of Series A Preferred Stock. Notwithstanding the foregoing, at any time following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, all (but not less than all) of the shares of the Series A Preferred Stock at the time outstanding, at a redemption price equal to the sum of (i) $1,000 per share, (ii) any accrued and unpaid dividends, whether or not declared in any prior Dividend Period and (iii) any unpaid dividends for the Dividend Period in which the redemption date occurs (whether or not declared) calculated at the Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period, upon notice given as provided in subsection (b) below.

        (b) If shares of Series A Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series A Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if any depositary shares representing proportional interests in the Series A Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a

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statement setting forth: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by a holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series A Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series A Preferred Stock will terminate, except the right to receive the redemption price plus any declared and unpaid dividends (or in the case of a redemption following the occurrence of a Regulatory Capital Treatment Event, the redemption price plus an amount equal to the sum of (i) any authorized, declared and unpaid dividends in any prior Dividend Period and (ii) any unpaid dividends for the Dividend Period in which the redemption date occurs (whether or not declared) calculated at the Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period). Any notice of redemption, once given, shall be irrevocable.

        (c) In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation may determine to be equitable and permitted by the rules of any stock exchange on which the Series A Preferred Stock is listed.

6.   Liquidation Rights.

        (a) In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount equal to the sum of (i) $1,000 per share, (ii) any accrued and unpaid dividends, whether or not declared in any prior Dividend Period and (iii) any unpaid dividends for the Dividend Period in which the liquidation date occurs (whether or not declared) calculated at the Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the liquidation date, and the denominator of which is the total number of days in such Dividend Period, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.

        (b) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect

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to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

        (c) The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

        (d) In determining whether a distribution (other than upon voluntary or involuntary liquidation) on the Series A Preferred Stock, by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Michigan Act, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Holders of shares of Series A Preferred Stock shall not be added to the Corporation’s total liabilities.

7.   Maturity. The Series A Preferred Stock shall be perpetual.

8.   Voting Rights. The Holders of Series A Preferred Stock shall not have any voting rights except as set forth below.

        (a) Right to Elect Two Directors upon Nonpayment Events.

(i) If and when the dividends on the Series A Preferred Stock or on any other class or series of the Corporation’s Parity Securities that has voting rights equivalent to those of the Series A Preferred Stock, have not been authorized, declared and paid (A) in the case of the Series A Preferred Stock and Parity Securities bearing non-cumulative dividends, in full for at least seventeen quarterly Dividend Periods or their equivalent (whether or not consecutive), or (B) in the case of Parity Securities bearing cumulative dividends, in an aggregate amount equal to full dividends for at least seventeen quarterly Dividend Periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting the Board of Directors will be automatically increased by two. Holders of Series A Preferred Stock, together with the holders of all other affected classes and series of Parity Securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be entitled to elect the two additional members of the Board of Directors (the “Preferred Stock Directors”) at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of Series A Preferred Stock and any Parity Securities for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause the Corporation to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. In addition, the Board of Directors shall at no time have more than two Preferred Stock Directors.

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(ii) At any time after this voting power has vested as described above, the Corporation’s Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series A Preferred Stock and such Parity Securities (addressed to the Secretary at the Corporation’s principal office) must, call a special meeting of the holders of Series A Preferred Stock and such Parity Securities for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in the Bylaws for a special meeting of the stockholders, which the Corporation will provide upon request, or as required by law. If the Corporation’s Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any Holder of shares of Series A Preferred Stock may (at the Corporation’s expense) call such meeting upon notice as provided in this Section 8, and for that purpose will have access to the Corporation’s stock books. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination by the remaining Preferred Stock Director or if none remains in office, by the vote of the holders of record of the outstanding shares of Series A Preferred Stock and all Parity Securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Whenever full dividends have been paid or set aside for payment on the Series A Preferred Stock and any non-cumulative Parity Securities for at least four consecutive Dividend Periods and all dividends on any cumulative Parity Securities have been paid in full, then the right of the Holders of Series A Preferred Stock to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting the Board of Directors will be automatically reduced accordingly.

        (b) Other Voting Rights.

(i) So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Articles of Incorporation, the vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and any class or series of Parity Securities with similar rights then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

Certificate of Designations of Series A Cumulative Perpetual Preferred Stock of
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(A)  Certain Articles of Incorporation Amendments. Any amendment of the Articles of Incorporation to authorize, or increase the authorized amount of, any shares of any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or distribution of assets on the Corporation’s liquidation; as well as any amendment of the Articles of Incorporation or Bylaws that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely; provided that the amendment of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of stock of the Corporation ranking on a parity with or junior to the Series A Preferred Stock with respect to dividends and in the distribution of assets on the Corporation’s liquidation, dissolution or winding up, shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series A Preferred Stock; or

(B)  Certain Mergers and Consolidations. Any merger or consolidation of the Corporation with or into any entity other than a corporation (or comparable foreign entity), or any merger or consolidation of the Corporation with or into any corporation (or comparable foreign entity) unless (i) the Corporation is the surviving corporation in such merger or consolidation and the Series A Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series A Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock or similar security of the surviving or resulting entity, or the entity controlling such entity, having voting powers, preferences and special rights that, if such change were effected by amendment of the Articles of Incorporation, would not require a vote of the Holders of the Series A Preferred Stock under Section 8(b)(i)(A).

        (c) Sections 8(a) and (b) shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of Holders of Series A Preferred Stock to effect the redemption.

        (d) Except as expressly provided in this Section 8, each Holder of Series A Preferred Stock will have one vote per share on any matter in Section 8(a) and 8(b) on which Holders of Series A Preferred Stock are entitled to vote, including any action by written consent. The Holders of the Series A Preferred Stock shall have exclusive voting rights on any Articles of Incorporation amendment that would alter only the contract rights, as expressly set forth in the Articles of Incorporation, of the Series A Preferred Stock.

9.   Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar and paying agent for the Series A Preferred Stock shall initially be Computershare Investor Services, Inc. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar and paying agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Certificate of Designations of Series A Cumulative Perpetual Preferred Stock of
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10.   Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record Holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

11.   Notices.  All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificates) with postage prepaid, addressed: (a) if to the Corporation, to its office at 200 Washington Square North, Lansing, Michigan 48933 (Attention: Corporate Secretary), or other agent of the Corporation designated as permitted by this Certificate, or (b) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent) or (c) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

12.   No Preemptive Rights. No share of Series A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

13.   Replacement Certificates. The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

14.   Other Rights. The shares of Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

In Witness Whereof, the undersigned have signed and attested this Certificate of Designations on the ___ day of _____________, 2012.

Capitol Bancorp Ltd.

By:
Name:
Title:

Certificate of Designations of Series A Cumulative Perpetual Preferred Stock of
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